Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: US Airways
480/693-5729

US Airways Announces Plans to Acquire 92 Airbus Aircraft

Airline positioned to take delivery of 60 replacement narrowbody A320 family of airplanes beginning in 2010

Deal includes firm orders for 32 widebody aircraft including 22 A350 XWBs

Affirms US Airways' fleet of modern aircraft for the future while reducing fleet types and complexity

TEMPE, Ariz., June 18, 2007 /PRNewswire-FirstCall via COMTEX News Network/ -- US Airways (NYSE: LCC) has agreed to terms with Airbus S.A.S. for 60 single-aisle A320-family aircraft and 32 widebody aircraft, including the next generation A350 XWB. The A320-family planes would replace 60 older aircraft in the airline's fleet.

The airline is also reaffirming its commitment to the A350 widebody program by increasing its previously announced order of 20 A350s by two to 22 A350 XWBs in both the -800 and larger -900 series configuration. This allows for modest international expansion or replacement of existing older technology aircraft should market conditions warrant.

The airline expects to take delivery of the first A350-800 in 2014, becoming the North American launch customer for the fleet type, featuring Rolls Royce engines. Purchase rights for additional planes are included, allowing for the eventual retirement of all other widebody jets and leaving the airline with a single intercontinental fleet type of A350 XWBs.

Today's announcement also includes 10 A330-200 aircraft with deliveries starting in 2009 and flexibility to convert to A330-300 or longer range A340s.

The new A330-200s share fleet commonality with US Airways' fleet of nine existing A330-300s, but with a longer range and slightly smaller seating capacity. Finally, these deliveries will facilitate the eventual retirement of US Airways' B767 fleet.

The transaction also includes 60 A320-family aircraft with deliveries beginning in 2010.

Increased commonality in the US Airways fleet will be substantial. By 2012, more than 80 percent of the narrowbody fleet will be Airbus A320-family aircraft. All three core types of the A320-family fleet are included in the firm order.

US Airways currently holds firm orders for 37 A320 family aircraft for delivery in 2009 and 2010, increasing total commitments to the plane type to 97. Classic Boeing 737-300/400s will be eliminated from the fleet as the A320s are delivered. The narrowbody fleet count is expected to remain stable.

Doug Parker, US Airways Group, Inc. chairman and chief executive officer said, "We are very pleased to once again partner with Airbus. This transaction sets the stage for the next generation of the US Airways fleet, which will be among the youngest and most efficient in the U.S. airline industry. We're very excited about the A350 program and have every confidence that Airbus will manufacture a truly innovative and revolutionary aircraft.

"We know that all of these aircraft will serve customers and employees well for many years to come," Parker said.

US Airways President Scott Kirby added, "After much analysis we concluded the A320 family is the perfect replacement for our retiring narrowbodies, and the expanded widebody order is consistent with our needs to both replace current aircraft and expand modestly internationally. These new planes will improve economic efficiencies by not only reducing fuel consumption but fleet complexities, which will lower maintenance costs, streamline training and help realize flight crew synergies, specifically with cockpit commonality."

"This new widebody order also allows US Airways to continue development of our international gateway in Philadelphia as well as new service from our other primary hubs with two to three new international destinations per year being added across the globe. The A350 XWB will have significantly longer range and payload capabilities but much lower costs than the A330s and 767s they replace, opening up new profitable markets across the globe to Asia, the Middle East and India," Kirby added.

"US Airways operates the largest A320-family fleet in the world, so the benefits of Airbus aircraft are already well known to the airline and its millions of passengers," said Airbus President and C.E.O. Louis Gallois. "We are very pleased to partner with US Airways as they modernize their fleet of single-aisle and long-range aircraft and create new travel and shipping options for their customers."

The order is contingent upon execution of definitive purchase agreements, expected in the coming weeks.

US Airways is the fifth largest domestic airline employing more than 36,000 aviation professionals worldwide. US Airways, US Airways Shuttle and US Airways Express operate approximately 3,800 flights per day and serve more than 230 communities in the U.S., Canada, Europe, the Caribbean and Latin America. The new US Airways -- the product of a merger between America West and US Airways in September 2005 -- is a member of the Star Alliance network, which offers our customers 16,000 daily flights to 855 destinations in 155 countries worldwide. This press release and additional information on US Airways can be found at http://www.usairways.com. (LCCG)

-Fly with US-

Forward Looking Statement

Certain of the statements contained herein should be considered "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as "may," "will," "expect," "intend," "indicate," "anticipate," "believe," "forecast," "estimate," "plan," "guidance," "outlook," "could," "should," "continue" and similar terms used in connection with statements regarding the outlook of US Airways Group, Inc. (the "Company"). Such statements include, but are not limited to, statements about expected fuel costs, the revenue and pricing environment, the Company's expected financial performance and operations, future financing plans and needs, overall economic conditions and the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results and the combined companies' plans, objectives, expectations and intentions. Other forward-looking statements that do not relate solely to historical facts include, without limitation, statements that discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties that could cause the Company's actual results and financial position to differ materially from the Company's expectations. Such risks and uncertainties include, but are not limited to, the following: the impact of high fuel costs, significant disruptions in the supply of aircraft fuel and further significant increases to fuel prices; our high level of fixed obligations and our ability to obtain and maintain financing for operations and other purposes; our ability to achieve the synergies anticipated as a result of the merger and to achieve those synergies in a timely manner; our ability to integrate the management, operations and labor groups of US Airways Group and America West Holdings; labor costs and relations with unionized employees generally and the impact and outcome of labor negotiations; the impact of global instability, including the current instability in the Middle East, the continuing impact of the military presence in Iraq and Afghanistan and the terrorist attacks of September 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events that affect travel behavior; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of future significant operating losses; changes in prevailing interest rates; our ability to obtain and maintain commercially reasonable terms with vendors and service providers and our reliance on those vendors and service providers; security-related and insurance costs; changes in government legislation and regulation; our ability to use pre-merger NOLs and certain other tax attributes; competitive practices in the industry, including significant fare restructuring activities, capacity reductions and in court or out of court restructuring by major airlines; continued existence of prepetition liabilities; interruptions or disruptions in service at one or more of our hub airports; weather conditions; our ability to obtain and maintain any necessary financing for operations and other purposes; our ability to maintain adequate liquidity; our ability to maintain contracts that are critical to our operations; our ability to operate pursuant to the terms of our financing facilities (particularly the financial covenants); our ability to attract and retain customers; the cyclical nature of the airline industry; our ability to attract and retain qualified personnel; economic conditions; and other risks and uncertainties listed from time to time in our reports to the Securities and Exchange Commission. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to the Company. The Company assumes no obligation to publicly update or revise any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates. Additional factors that may affect the future results of the Company are set forth in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the period ended December 31, 2006, which is available at http://www.usairways.com.